UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2013

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 23, 2013, FS Investment Corporation (“FSIC”), through its two wholly-owned, special-purpose, bankruptcy-remote subsidiaries, Locust Street Funding LLC (“Locust Street”) and Race Street Funding LLC (“Race Street”), amended its debt financing arrangement with JPMorgan Chase Bank, N.A., London Branch (“JPM”), to increase the amount of debt financing available under the arrangement from $700 million to $950 million.

In connection with the increase in the amount available under the debt financing arrangement, the aggregate market value of loans that FSIC may sell from time to time to Locust Street was increased from approximately $1,320 million to approximately $1,791.5 million. As of April 23, 2013, FSIC has sold loans to Locust Street for a purchase price of approximately $736 million, all of which consisted of the issuance to FSIC of equity interests in Locust Street. It is anticipated that the aggregate amount of loans held by Locust Street when the financing arrangement, as amended, is fully-ramped will be approximately $1,791.5 million.

The loans held by Locust Street will secure the obligations of Locust Street under certain Class A Floating Rate Notes (together with the notes issued prior to April 23, 2013, the “Class A Notes”) to be issued from time to time by Locust Street to Race Street pursuant to the Amended and Restated Indenture, dated as of September 26, 2012 and as supplemented by Supplemental Indenture No. 1, dated April 23, 2013, with Citibank, N.A., as trustee (the “Amended and Restated Indenture”). Pursuant to the Amended and Restated Indenture, the aggregate principal amount of Class A Notes that may be issued by Locust Street from time to time was increased from $840 million to $1,140 million and the stated maturity date of the Class A Notes was changed from October 15, 2023 to April 15, 2024. All principal and interest on the Class A Notes will be due and payable on the stated maturity date. Race Street will purchase the Class A Notes to be issued by Locust Street from time to time at a purchase price equal to their par value.

In connection with the increase in the amount available under the debt financing arrangement, Race Street entered into certain amendments to its repurchase transaction with JPM pursuant to the terms of a TBMA/ISMA 2000 Amended and Restated Global Master Repurchase Agreement and related Annex and Amended and Restated Confirmation thereto, each dated as of April 23, 2013 (collectively, the “Amended and Restated JPM Facility”). Pursuant to the Amended and Restated JPM Facility, JPM has agreed to purchase from time to time Class A Notes held by Race Street for an aggregate purchase price equal to approximately 83.33% of the principal amount of Class A Notes purchased. Subject to certain conditions, the maximum principal amount of Class A Notes that may be purchased under the Amended and Restated JPM Facility was increased from $840 million to $1,140 million. Accordingly, the maximum amount payable at any time to Race Street under the Amended and Restated JPM Facility was increased from $700 million to $950 million. The final repurchase transaction under the Amended and Restated JPM Facility must occur no later than April 15, 2017. Commencing April 15, 2015, Race Street is permitted to reduce (based on certain thresholds) the aggregate principal amount of Class A Notes subject to the Amended and Restated JPM Facility.

In connection with the increase in the amount available under the debt financing arrangement, the aggregate market value of loans that FSIC may sell from time to time to Race Street was increased from approximately $600 million to approximately $814 million. The loans purchased by Race Street from FSIC will secure the obligations of Race Street under the Amended and Restated JPM Facility. As of April 23, 2013, FSIC has sold loans to Race Street for a purchase price of approximately $580 million, all of which consisted of the issuance to FSIC of equity interests in Race Street.

As of April 23, 2013, Class A Notes in the aggregate principal amount of approximately $840 million had been purchased by Race Street from Locust Street and subsequently sold to JPM under the JPM Facility for aggregate proceeds of approximately $700 million. During the approximately 180-day period following April 23, 2013, Locust Street intends to issue and sell to Race Street an additional $300 million in aggregate principal amount of Class A Notes and Race Street intends to enter into additional repurchase transactions under the Amended and Restated JPM Facility with respect to such Class A Notes.

No other material terms of this financing arrangement with JPM changed in connection with the amendments described above.

The foregoing descriptions of the Amended and Restated Indenture, the Class A Notes and the Amended and Restated JPM Facility, as set forth in this Item 1.01, are summaries only and are each qualified in their entirety by reference to the text of the agreements which are filed as Exhibits 10.1 through 10.3 and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance of FSIC. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSIC makes with the Securities and Exchange Commission. FSIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Supplemental Indenture No. 1, dated as of April 23, 2013, by and between Locust Street Funding LLC and Citibank, N.A., as trustee.

10.2	Locust Street Funding LLC Class A Floating Rate Secured Note, due 2024.

10.3	TBMA/ISMA 2000 Amended and Restated Global Master Repurchase Agreement, by and between JPMorgan Chase Bank, N.A., London Branch and Race Street Funding LLC, together with the related Annex and Amended and Restated Confirmation thereto, each dated as of April 23, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date: April 26, 2013	By:	/s/ Michael C. Forman
Michael C. Forman
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Supplemental Indenture No. 1, dated as of April 23, 2013, by and between Locust Street Funding LLC and Citibank, N.A., as trustee.

10.2	Locust Street Funding LLC Class A Floating Rate Secured Note, due 2024.

10.3	TBMA/ISMA 2000 Amended and Restated Global Master Repurchase Agreement, by and between JPMorgan Chase Bank, N.A., London Branch and Race Street Funding LLC, together with the related Annex and Amended and Restated Confirmation thereto, each dated as of April 23, 2013.